Exhibit 10.37

AWARD AGREEMENT
FOR THE GRANT OF RESTRICTED STOCK UNITS
UNDER THE
TIDEWATER INC. LEGACY GLF MANAGEMENT INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is entered into as of [________________] (the “Date of Grant”) by and between Tidewater Inc., a Delaware corporation (“Tidewater” and, together with its subsidiaries, the “Company”), and the individual identified on the cover page, who serves as a non-employee director of the Company (the “Director”).  Capitalized terms used, but not defined, in this Agreement have the respective meanings provided in the Tidewater Inc. Legacy GLF Management Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, it is agreed by and between the parties as follows:

I.

Restricted Stock Units

1.1Restricted Stock Units.  Effective on the Date of Grant, Tidewater hereby grants to the Director a Restricted Stock Unit Award under the Plan consisting of a total of [___________] restricted stock units (the “RSUs”), subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

1.2Award Restrictions.  Except as otherwise provided by the Plan, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily.  The Director shall have no rights, including, but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are issued to the Director, or as otherwise provided in the Plan or this Agreement.

1.3Vesting Terms.

(a)Upon vesting under the terms and conditions of the Plan and this Agreement, each RSU represents the right to receive from Tidewater one share of Common Stock, free of any restrictions, and any amounts, securities, and property notionally credited to the Director’s Account (as defined in Section 2.1) with respect to such RSU.

(b)The RSUs shall vest on [___________], if, except as provided in Section 1.4, the Director continues to serve on the Board on such date.

1.4Effect of Termination of Service.

(a)Upon the Director’s death or termination of service due to Disability, any unvested RSUs shall immediately vest and pay out in shares of Common Stock.

(b)If, prior to the vesting of the RSUs, the Director is willing and able to serve another term of office but is either not re-nominated or not reelected to serve another term, any unvested RSUs shall immediately vest and pay out in shares of Common Stock on the date that he or she no longer serves as a member of the Board.

(c)Except as otherwise expressly provided in this Section 1.4 or as otherwise determined by the Committee in its sole discretion, termination of board service shall result in forfeiture of all unvested RSUs.

II.
Dividend Equivalents and the Issuance of Shares Upon Vesting

2.1Restricted Stock Unit Account and Dividend Equivalents.  Tidewater shall maintain an account (the “Account”) on its books in the name of the Director.  Such Account shall reflect the number of RSUs awarded to the Director, as such number may be adjusted under the terms of the Plan and this Agreement, as well as any additional RSUs, cash, or other securities or property credited as a result of dividend equivalents, administered as follows:

(a)The Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from Tidewater’s general assets with respect to such Account.

(b)If Tidewater declares a cash dividend, or any other securities or other property are distributed to stockholders, between the Date of Grant and the date the RSUs vest and pay out under this Agreement, the Director’s Account will be credited with a cash amount equal to the fair market value of such dividend or distribution or, at the Committee’s discretion, the securities or property comprising such dividend or distribution.  Any cash amount or securities or other property credited to a Director’s Account pursuant to this Section 2.1(b) shall vest and be paid to the Director, or be forfeited, at the same time and on the same terms as the RSUs to which they relate.

(c)If dividends are declared and paid in the form of shares of Common Stock rather than cash, then the Director’s Account will be credited with one additional RSU for each share of Common Stock that would have been received as a dividend had the Director’s outstanding RSUs been shares of Common Stock on such date.  Such additional RSUs credited shall vest and be paid to the Director, or be forfeited, at the same time and on the same terms as the RSUs to which they relate.

2.2Issuance of Shares of Common Stock.  As soon as practicable following the date any RSUs vest under this Agreement, but no later than 30 days after such date, the number of shares of Common Stock to which the Director is entitled under this Agreement shall be transferred to the Director or his or her nominee via book entry free of restrictions or, upon the Director’s request, Tidewater shall cause a stock certificate to be issued in the name of the Director or his or her nominee.  Upon issuance of such shares, the Director is free to hold or dispose of such shares, subject to applicable securities laws and any internal company policy then in effect and applicable to the Director, such as Tidewater’s Policy Statement on Insider Trading and Director Stock Ownership Guidelines.

III.
Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, and successors.

IV.
Amendment, Modification or Termination

The Committee may amend, modify, or terminate any RSUs at any time prior to vesting in any manner not inconsistent with the terms of the Plan.  Notwithstanding the foregoing, no amendment, modification, or termination may materially impair the rights of the Director under this Agreement without his or her consent.

V.
Inconsistent Provisions

The RSUs granted hereby are subject to the provisions of the Plan, as in effect on the Date of Grant and as it may be amended.  In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.  The Director acknowledges that a copy of the Plan was distributed to the Director and that the Director was advised to review such Plan prior to entering into this Agreement.  The Director waives the right to claim that the provisions of the Plan are not binding upon the Director and the Director’s heirs, executors, administrators, legal representatives, and successors.

VI.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

VII.
Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, the Director and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law.  Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

VIII.
Electronic Delivery and Execution of Documents

8.1Tidewater may, in its sole discretion, deliver any documents related to the Director’s current or future participation in the Plan or any other equity compensation plan of Tidewater by electronic means or request Director’s consent to the terms of an award by electronic means.  Such documents may include the plan, any grant notice, this Agreement, the plan prospectus, and any reports of Tidewater provided generally to Tidewater’s stockholders.  In addition, the Director may deliver any grant notice or award agreement to Tidewater or to such third party involved in administering the applicable plan as Tidewater may designate from time to time.  By accepting the terms of this Agreement, the Director also hereby consents to participate in such plans and to execute agreements setting the terms of participation through an on-line or electronic system established and maintained by Tidewater or a third party designated by Tidewater.

8.2The Director acknowledges that the Director has read Section 8.1 of this Agreement and consents to the electronic delivery and electronic execution of plan documents as described in Section 8.1.  The Director acknowledges that he or she may receive from Tidewater a paper copy of any documents delivered electronically at no cost to the Director by contacting Tidewater by telephone or in writing.

IX.
Entire Agreement; Modification

The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter contained herein.  This Agreement may not be modified without the approval of the Committee and the Director, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time.  Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of this Agreement shall be void and ineffective for all purposes.

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By clicking the “Accept” button, the Director represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Director has reviewed the Plan, this Agreement, and the prospectus in their entirety and fully understands all provisions of this Agreement.  The Director agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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